As filed with the Securities and Exchange Commission on May 25, 2017

Registration No. 333-[        ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILVERBOW RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3940661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

575 North Dairy Ashford, Suite 1200

Houston, Texas 77079

(Address of principal executive offices, including zip code)

SILVERBOW RESOURCES, INC. 2016 EQUITY INCENTIVE PLAN

(Full title of the plan)

Christopher M. Abundis

Senior Vice President, General Counsel & Secretary

SilverBow Resources, Inc.

575 North Dairy Ashford, Suite 1200

Houston, Texas 77079

Telephone: (281) 874-2700

(Name, address and telephone number of agent for service)

Copies to:

David P. Oelman James M. Prince Vinson & Elkins LLP 1001 Fannin, Suite 2500 Houston, Texas 77002 (713) 758-2222	Annie Foley Corporate Counsel and Assistant Secretary SilverBow Resources, Inc. 575 North Dairy Ashford, Suite 1200 Houston, Texas 77079 (281) 874-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller Reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)(4)	Proposed maximum aggregate offering price (3)(4)	Amount of registration fee (4)
Common Stock, $0.01 par value per share	600,000 shares	$28.17	$16,899,000	$1,958.59

(1)	Represents 600,000 additional shares issuable under the SilverBow Resources, Inc. 2016 Equity Incentive Plan (the “Plan”).
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is deemed to include additional shares issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
(3)	Estimated solely for the purpose of calculating the registration fee.
(4)	Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the common stock offered hereunder pursuant to the Plan is based on 600,000 shares reserved for issuance under the Plan at a price per share of $28.17, which is the average of the highest and lowest selling price for the shares on the New York Stock Exchange on May 22, 2017.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) of SilverBow Resources, Inc. (the “Company” or the “Registrant” or “we” or “our”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act to register 600,000 additional shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), under the SilverBow Resources, Inc. 2016 Equity Incentive Plan (the “Plan”). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on April 27, 2016 (Registration No. 333-210936).

We incorporate by reference (excluding any information furnished pursuant to Items 2.02 or 7.01 of any report on Form 8-K) the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold:

•	Our Annual Report on Form 10-K (File No. 001-08754) for the year ended December 31, 2016, filed February 28, 2017;

•	Our Quarterly Reports on Form 10-Q for the period ended March 31, 2017 (File No. 001-08754), filed May 8, 2017;

•	Our Current Reports on Form 8-K (File No. 001-08754), filed with the Commission on January 13, 2017 (Item 2.05); (File No. 001-08574), filed with the Commission on January 25, 2017 (Items 1.01, 2.02, 3.02 and 9.01); (File No. 001-08754), filed with the Commission on February 1, 2017 (Items 1.01 and 9.01); (File No. 001-08754), filed with the Commission on February 28, 2017 (Items 5.02, 7.01 and 9.01); (File No. 001-08754), filed with the Commission on March 17, 2017 (Items 8.01 and 9.01); (File No. 001-08754), filed with the Commission on March 21, 2017 (Items 5.02, 7.01 and 9.01); (File No. 001-08754), filed with the Commission on March 21, 2017 (Items 5.02 and 9.01); (File No. 001-08754), filed with the Commission on April 21, 2017 (Items 1.01, 2.03, 7.01 and 9.01); (File No. 001-08754), filed with the Commission on May 2, 2017 (Items 8.01 and 9.01); (File No. 001-08754), filed with the Commission on May 5, 2017 (Items 2.02, 5.03, 8.01 and 9.01); and (File No. 001-08754), filed with the Commission on May 17, 2017 (Items 5.02 and 5.07); and

•	The description of the Common Stock included in our Form 8-A (File No. 001-08754) filed with the Commission on May 2, 2017, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following documents are included as part of this Registration Statement.

Exhibit Number	Description

5.1*	Opinion of Vinson & Elkins L.L.P.

10.1	SilverBow Resources, Inc. 2016 Equity Incentive Plan (incorporated by reference as Exhibit 4.1 to the Company’s S-8 Registration Statement, filed April 27, 2016).

10.2	Amendment to SilverBow Resources, Inc. 2016 Equity Incentive Plan (incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K, filed May 5, 2017).

10.3	First Amendment to SilverBow Resources, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed May 17, 2017).

23.1*	Consent of BDO USA, LLP

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of H.J. Gruy and Associates, Inc.

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on May 25, 2017.

SILVERBOW RESOURCES, INC.

/s/ Sean C. Woolverton
Name: Sean C. Woolverton Title: Chief Executive Officer

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints Christopher M. Abundis as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean C. Woolverton Sean C. Woolverton	Chief Executive Officer (principal executive officer)	May 25, 2017

/s/ G. Gleeson Van Riet G. Gleeson Van Riet	Executive Vice President and Chief Financial Officer (principal financial officer)	May 25, 2017

/s/ Gary G. Buchta Gary G. Buchta	Controller	May 25, 2017

/s/ Marcus C. Rowland Marcus C. Rowland	Chairman of the Board	May 25, 2017

/s/ Michael Duginski Michael Duginski	Director	May 25, 2017

/s/ Gabriel L. Ellisor Gabriel L. Ellisor	Director	May 25, 2017

/s/ David Geenberg David Geenberg	Director	May 23, 2017

/s/ Christoph O. Majeske Christoph O. Majeske	Director	May 25, 2017

/s/ Charles W. Wampler Charles W. Wampler	Director	May 25, 2017

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Vinson & Elkins L.L.P.

10.1	SilverBow Resources, Inc. 2016 Equity Incentive Plan (incorporated by reference as Exhibit 4.1 to the Company’s S-8 Registration Statement, filed April 27, 2016).

10.2	Amendment to SilverBow Resources, Inc. 2016 Equity Incentive Plan (incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K, filed May 5, 2017).

10.3	First Amendment to SilverBow Resources, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed May 17, 2017).

23.1*	Consent of BDO USA, LLP

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of H.J. Gruy and Associates, Inc.

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

*	filed herewith.